Exhibit 99.1

SUI Group Reports Second Quarter 2026 Financial and Operating Results

Enhances Balance Sheet Productivity Through Lending to SUIG’s Ecosystem and Strategic Partners and High-Conviction Investments Across Digital Assets, Fintech and Artificial Intelligence

Total SUI Holdings of 109,141,243 (Including Digital Asset Loans) as of August 3, 2026

WAYZATA, MN, August 6, 2026 – Sui Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”) today announced its financial and operating results for the second quarter ended June 30, 2026, along with an update on its SUI treasury strategy.

“During the second quarter, we continued to identify innovative ways in which our platform can create long-term value for our shareholders,” said Marius Barnett, Chairman of the Board. “Our SUI treasury remains the foundation of that strategy, and has generated consistent, SUI-denominated yield through staking. We also put additional capital to work by broadening our exposure to agentic finance through investments in Nof1 and Recursive Superintelligence, as well as deepening our role as a capital partner to leading Sui protocols, including through an expanded lending partnership with Bluefin.”

“Looking ahead, we remain focused on enhancing the productivity of our treasury by lending to our ecosystem and strategic partners on a risk-adjusted basis and allocating capital to high-conviction growth opportunities across the digital asset, financial technology and artificial intelligence sectors. We are also deepening our leadership bench to support this strategy, including the recent appointment of Kristina Campbell, former CFO of Ripple Labs and PayNearMe and current CFO of Wrapbook, who brings more than two decades of experience in digital assets, fintech and financial governance. We believe these initiatives, coupled with our prudent approach to capital allocation, will enable us to maximize the value of SUIG through scalable, transparent, and long-term value creation strategies.”

Operational Highlights for the First Half of 2026
•
Expanded strategic lending partnership with Bluefin by lending an additional 4 million SUI, bringing the total amount loaned to 6 million SUI, and increasing the Company’s revenue share to 11.00%, payable in SUI, from 5.00% under the original agreement.

•
Appointed Kristina Campbell as chair of the Audit Committee of SUI Group’s Board of Directors, adding more than two decades of executive leadership experience across digital assets, fintech, payments and high-growth technology companies.

•	Completed a $3 million SAFE investment in Nof1, a research lab building frontier AI models focused on trading financial markets.
•
Completed a $3 million strategic investment in Recursive Superintelligence's $650 million funding round, an AI research company devoted to developing self-improving systems valued at more than $4 billion, extending the Company's exposure to artificial intelligence.

SUI Group Treasury Update
•	Treasury: 109,141,243 SUI (including 6,000,000 SUI loan receivables) as of August 3, 2026.
•	SUI Value: Approximately $75.3 million using the August 3, 2026, price of $0.69 per SUI[1].
•
SUI per Share: Using fully adjusted shares[2] issued and outstanding as of August 3, 2026, of 80.9 million shares, SUI Group’s treasury increased to 1.35 SUI per share of common stock (vs approximately 1.34 on May 21, 2026), or $0.93 per share of common stock (vs $1.43 on May 21, 2026).

•
Staking: A significant majority of the Company’s SUI is being staked, earning an approximate 1.7% annualized yield during the six-month period ending June 30, 2026. The current estimated daily yield is approximately 5,300 SUI.

Q2 2026 Financial Summary (vs. Q2 2025)
Highlights from the Company’s results for the second quarter of 2026 from its SUI treasury, as well as its legacy commercial short-term non-bank lending and specialty finance business, were as follows:

•
Total Revenue and Other Income: Total revenue and other income in Q2 2026 increased to $1.2 million compared to $948 thousand in the same period last year. The increase was primarily driven by the generation of SUI staking revenue and digital lending interest income from the Company’s SUI digital asset treasury strategy

•
Loss on Digital Assets: The Company’s second quarter 2026 results include approximately $16.6 million of non-cash losses on digital assets and receivables, consisting of $18.9 million in realized losses, partially offset by a $2.3 million unrealized gain. The realized loss includes a $14.0 million loss recognized in connection with the additional SUI loaned to Bluefin and a $2.4 million loss related to the return of SUI tokens from Galaxy Digital, in its capacity as SUI Group’s asset manager. The realized gains and losses were primarily driven by mark-to-market adjustments due to the change in the price of SUI when the SUI was de-recognised as a digital asset and re-recognised as a digital asset receivable. These U.S. GAAP-required accounting treatments reflect changes in estimated fair value and strategic deployment of digital assets and do not represent an actual cash outflow or impact the Company’s liquidity.

•
Net Income (Loss): Net loss for the second quarter of 2026 was $18.9 million or $(0.23) per diluted share, compared to net income of approximately $677 thousand or $0.11 per diluted share in the second quarter of 2025.

Conference Call and Webcast Details
The Company will conduct a conference call today, August 6, 2026, at 5:00 p.m. Eastern time to discuss its financial and operating results for the second quarter ended June 30, 2026.

SUI Group’s executive team will host the conference call, followed by a question-and-answer session.

Date: Thursday, August 6, 2026
Time: 5:00 p.m. ET
Toll-free dial-in number: (877) 407-6176
International dial-in number: (201) 689-8451
Webcast: SUIG's Q2 2026 Earnings Conference Call

1 Based on SUI/USD price on August 3, 2026, as reported by Coinbase.
2 Includes issued shares, as well as issued but unexercised pre-funded warrants.

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active approximately 15 minutes before the scheduled start time.

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.SUIG.io.

About Sui Group Holdings Limited
SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company also seeks to enhance balance sheet productivity by lending to its ecosystem and strategic partners on a risk-adjusted basis and allocating capital to high-conviction growth themes across the digital asset, financial technology and artificial intelligence sectors. The Company plans to continue its specialty finance operations while executing its SUI treasury and high-conviction growth strategies. For more information, please visit www.SUIG.io.

Supplemental Information on mNAV
SUIG estimates its mNAV by aggregating the value of its digital assets, cash balances and other NAV divided by the number of its outstanding common stock (including pre-funded warrants). Using the closing price of SUIG common stock and SUI token price on August 3, 2026, SUIG is trading at an approximate mNAV of 0.72x, with calculation details below.

M / NAV Calculation

Outsanding Shares incl. Pre-Funded Warrants	80,896,554
Current Share Price	$0.87
Market Cap	$70,380,002

SUI/Share	1.35

NAV

SUI Holdings	$75,307,458
- number	109,141,243
- current price	$0.69
USDC / USDT / SuiUSDe / Cash (available for SUI purchases)	$12,912,749
Other NAV	$10,144,089
- portfolio investments	$3,323,020
- Nof1	$3,000,000
- Recursive Ai	$3,030,000
- other Net Assets	$791,069

NAV	$98,364,296

M/NAV	0.72x

Supplemental Measures
The Company uses mNAV to help assess the performance of its strategy of acquiring and deploying SUI in a manner the Company believes is accretive to shareholders. The Company believes that mNAV can assist investors in understanding how the Company chooses to fund purchases of and deploy SUI and the value created by such purchases. Such metrics have inherent limitations including not taking into account that our assets are subject to all existing and future liabilities. Such metrics are not, and should not be understood as financial performance, valuation, or liquidity measures and may not be comparable to similarly titled measures of other companies. Other companies, including other companies with digital asset treasuries, may calculate mNAV or similarly titled metrics differently, limiting the usefulness of the measure for comparative purposes. Although mNAV incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context.

The trading price of the Company’s common stock is informed by numerous factors in addition to Company’s SUI holdings and its actual or potential shares of common stock outstanding, and as a result, the trading price of the Company’s common stock can deviate significantly from the market value of the Company’s SUI holdings, and mNAV is not indicative or predictive of the trading price of the Company’s common stock.

Such metrics are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings. Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings.

Non-GAAP Financial Information
This press release includes certain non‑GAAP financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non‑GAAP financial measures include, but are not limited to, mNAV and references to non‑cash losses on digital assets.

SUI Group uses these non‑GAAP financial measures to supplement its GAAP results in order to provide investors with additional insight into the Company’s operating performance and cost structure, and to facilitate comparisons across reporting periods. Management believes these non‑GAAP measures are useful to investors because they exclude certain items that may be highly variable, non‑recurring or not reflective of the Company’s core operating activities during the period, including significant non‑cash items resulting from required fair‑value accounting for digital assets and stock‑based compensation.

These non‑GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The principal limitation of these non‑GAAP measures is that they exclude expenses and losses that are required to be recorded under GAAP and that may have a material impact on the Company’s financial results. In addition, other companies, including companies in the digital asset and financial services industries, may calculate similarly titled non‑GAAP measures differently, which limits their usefulness for comparative purposes.

To compensate for these limitations, SUI Group encourages investors to review the Company’s non‑GAAP financial measures together with the most directly comparable GAAP financial measures, which are presented in the table below.

GAAP to mNAV Reconciliation (USD)

Total Shareholders' Equity - 30 June 2026	$83,827,228

GAAP Adjustments 1

Digital Asset Loan Receivable (current and non-current)	$(3,560,577)
Digital Assets	$(62,807,413)
Digital Asset Receivable	$(18,009,977)
Deferred Income (current and non-current)	$13,835,294

Other Adjustments 2

SUI including SUI Digital Asset Receivables	$75,307,458
SuiUSDe	$10,035,434
Movement in Cash Balances Since 30 June 2026	$(263,151)

NAV	$98,364,296

Notes:

1 - SUI tokens, digital asset receivables and deferred income as at 30 June 2026 reversed
2 - SUI tokens, SUI loans and SuiUSDe added back at prevailing market prices

Forward Looking Statements
This press release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are neither historical facts nor assurances of future performance. You should not place undue reliance on any of these forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, the implementation of the Company’s stablecoin strategy, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds, challenges in executing a treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, the inherent uncertainties associated with the Company’s business strategy, risks relating to minority investments in other sectors including financial technology and artificial intelligence, risk of nonperformance by borrowers, service providers and other counterparties, and the risk factors and other factors noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Media Contact
Gasthalter & Co.
SUIG@gasthalter.com

Investor Relations Contact
Elevate IR
(720) 330-2829
SUIG@elevate-ir.com

SUI GROUP HOLDINGS LIMITED
CONDENSED BALANCE SHEETS
(In thousands, except for share and per share data)

	June 30,2026 (unaudited)	December 31, 2025 (audited)
Assets
Current Assets
Cash and cash equivalents	$3,141	$21,936
Equity investments	825	956
Debt investments	2,196	3,414
Interest and dividend receivable	302	758
Digital asset loan receivable	—	1,305
Prepaid expenses	936	1,806
Income taxreceivable	131	131
Total current assets	7,531	30,306

Digital assets	62,808	147,415
Digital asset loan receivable	3,561	2,306
Digital asset receivable	18,010	29
Debt investments	—	10,244
Equity investments	6,030	—
Other assets	—	65
Total Assets	$97,940	$190,365
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and other liabilities	$266	$857
Deferred income	11,859	11,859
Accrued payroll liabilities	11	1
Total current liabilities	12,136	12,717
Long-term Liabilities
Deferred income	1,976	7,906
Total long-term liabilities	1,976	7,906

Total liabilities	14,112	20,623

Commitments and Contingencies	—	—
Shareholders’ Equity
Common stock, par value $0.001 per share (2,000,000,000 authorized; 76,802,872 issued and outstanding)	77	77
Additional paid-in capital	435,741	431,800
Accumulated deficit	(351,990)	(262,135)
Total shareholders’ equity	83,828	169,742
Total liabilities and shareholders’ equity	$97,940	$190,365

See accompanying Notes to Financial Statements

SUI GROUP HOLDINGS LIMITED
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues
SUI staking revenue	$327	$—	$850	$—
Digital lending interest income	36	—	106	—
Investment income	—	948	—	1,726
Total Revenues	363	948	956	1,726
Operating (Income) Expenses
Professional fees	314	99	2,094	241
Stock-based compensation	1,947	—	3,941	—
Asset and strategic management fees	286	—	626	—
Compensation expense	445	190	896	383
Insurance	445	—	896	24
Unrealized (gain) loss on digital assets and receivable, net	(2,251)	—	16,354	—
Realized loss on digital assets, net	18,910	—	53,765	—
Impairment of digital asset receivable	—	—	1,367	—
Provision for (recovery of) credit losses	(81)	—	1,070	—
Net realized and unrealized gain on investments	—	(314)	—	(477)
Other general and administrative	92	27	197	47
Total Operating Expenses	20,107	2	81,206	218
Operating Income (Loss)	$(19,744)	$946	$(80,250)	$1,508
Other Income (Loss)
Investment income	151	—	825	—
Net realized and unrealized gain (loss) on investments	556	—	(10,668)	—
Other income	130	—	238	—
Total Other Income (Loss)	837	—	(9,605)	—
Income (Loss) Before Taxes	$(18,907)	$946	$(89,855)	$1,508

Provision for Income Taxes	—	269	—	378
Net Income (Loss)	$(18,907)	$677	$(89,855)	$1,130

Earnings per Share
Basic	$(0.23)	$0.11	$(1.11)	$0.18
Diluted	$(0.23)	$0.11	$(1.11)	$0.18

Weighted-average number of common shares outstanding - basic	80,896,554	6,062,773	80,896,554	6,190,941
Weighted-average number of common shares outstanding - diluted	80,896,554	6,062,773	80,896,554	6,190,941

See accompanying Notes to Financial Statements